APPENDICES

1. Balance Sheets as of December 31, 2005 and December 31, 2004 based on US-GAAP
2. Statements of Operations and Comprehensive Loss for the year ended December 31, 2005 and the period ended December 31, 2004 based on US-GAAP
3. Statements of Cash Flows for the year ended December 31, 2005 and the period ended December 31, 2004 based on US-GAAP
4. Statements of Changes in Stockholders' Equity (Deficiency) for the year ended December 31, 2005 and the period ended December 31, 2004 based on US-GAAP
5. Notes to the financial statements for the year ended December 31, 2005 and the period ended December 31, 2004 based on US-GAAP
6. Auditors' Report

VitaVea AG, Neukirchen-Vluyn, Germany
(a development stage company)

Balance Sheets based on US-GAAP as at December 31, 2005 and December 31, 2004

Assets	Note	12/31/2005 USD	12/31/2004 USD
Current Assets			
Cash and cash equivalents	III. 1	1.153.461	7.866
Receivables and other assets	III. 2	125.162	7.632
Inventories	III. 3	0	20.505
Total current assets		**1.278.623**	**36.023**
Office and Other Equipment	III. 4	752	0
Intangible assets	III. 5	27.185	0
Deferred tax assets	III. 6	0	0
Total assets		**1.306.560**	**36.023**

Liabilities and stockholders' Equity (Deficit)	Note	12/31/2005 USD	12/31/2004 USD
Current liabilities			
Trade accounts payable	III. 7	103.404	212
Other liabilities		18.401	14.791
Accrued liabilities	III. 8	22.540	9.569
Total current liabilities		**144.345**	**24.572**
Long term loans	III. 9	1.893.335	0
Total liabilities		**2.037.680**	**24.572**
Stockholders' Equity (Deficit)			
Subscribed capital		68.350	68.350
Authorized			
50,000 Common Shares, par value Euro 1			
Issued and outstanding			
50,000 Common Shares			
Deficit accumulated during the development stage		(829.350)	(51.749)
Accumulated other comprehensive income:			
Foreign currency translation adjustment		29.880	(5.150)
Total stockholders' Equity (Deficit)	III. 10	**(731.120)**	**11.451**
Total liabilities and stockholders' Equity (Deficit)		**1.306.560**	**36.023**

The accompanying notes are an integral part of these financial statements.

VitaVea AG, Neukirchen-Vluyn, Germany
(a development stage company)

Statements of Operations and Comprehensive Loss based on US-GAAP for the year ended December 31, 2005 and the period March 31, 2004 (Inception) to December 31, 2004

	Note	year ended 12/31/2005	Inception (03/31/2004) - 12/31/2004	Cumulative amounts from Inception (03/31/2004) - 12/31/2005
		USD	USD	USD
Revenues				
Sales		1.425	12.012	13.437
Cost of goods sold	IV. 1	(33.305)	(11.308)	(44.613)
Gross Margin		**(31.880)**	**704**	**(31.176)**
Expenses:				
General & administrative expenses	IV. 2	(116.257)	(35.469)	(151.726)
Other selling & marketing expenses	IV. 3	(624.549)	(16.712)	(641.261)
Total expenses		**(740.806)**	**(52.181)**	**(792.987)**
Other income / (expenses)				
Interest and similar expenses		(19.055)	(272)	(19.327)
Other interest and similar income		14.146	0	14.146
Total other income / (expenses)		**(4.909)**	**(272)**	**(5.181)**
Loss before income taxes		**(777.595)**	**(51.749)**	**(829.344)**
Provision for income taxes	IV. 4	(6)	0	(6)
Net loss		**(777.601)**	**(51.749)**	**(829.350)**
Other comprehensive income (loss)				
Foreign currency translation adjustment		35.030	(5.150)	29.880
Comprehensive loss		**(742.571)**	**(56.899)**	**(799.470)**
Basic and diluted net loss per share		**(15,55)**	**(1,03)**	
Weighted average number of common shares outstanding		**50.000**	**50.000**	

The accompanying notes are an integral part of these financial statements.

VitaVea AG, Neukirchen-Vluyn, Germany
(a development stage company)

Statements of Cash Flows based on US-GAAP
for the year ended December 31, 2005 and
the period March 31, 2004 (Inception) to December 31, 2004

	Note	year ended 12/31/2005 USD	Inception (03/31/2004) - 12/31/2004 USD	Cumulative amounts from Inception (03/31/2004) - 12/31/2005 USD
Cash Flows from operating activities				
Net loss		(777.601)	(51.749)	(829.350)
Adjustments to reconcile net income to net cash used in operating activities:				
Impairment loss on inventories		37.902	0	37.902
Depreciation and amortization of assets		2.514	0	2.514
Changes in operating assets and liabilities:				
Increase in accrued liabilities		12.971	9.569	22.540
Increase in assets not allocated to investing or financing activities		(134.927)	(28.137)	(163.064)
Increase in trade liabilities as well as other liabilities not allocated to investing or financing activities		106.802	15.003	121.805
Net cash used in operating activities		**(752.339)**	**(55.314)**	**(807.653)**
Cash Flows from investing activities				
Additions to equipment		(796)	0	(796)
Additions to intangible assets		(29.655)	0	(29.655)
Net cash used in investing activities		**(30.451)**	**0**	**(30.451)**
Cash Flows from financing activities				
Proceeds of funds from long-term loans		1.893.335	0	1.893.335
Proceeds of funds from payments into subscribed capital		0	68.350	68.350
Net cash provided by financing activities		**1.893.335**	**68.350**	**1.961.685**
Effects of foreign currency translation on cash and cash equivalents during the period		35.030	(5.150)	29.880
Net increase in cash and cash equivalents		**1.145.575**	**7.886**	**1.153.461**
Cash and cash equivalents at the beginning of the reporting period		7.886	0	0
Cash and cash equivalents at the end of the reporting period	V. 1	**1.153.461**	**7.886**	**1.153.461**
Cash paid for:				
Interest		**4.909**	**272**	**5.181**
Income taxes		-	-	-

The accompanying notes are an integral part of these financial statements.

VitaVea AG, Neukirchen-Vluyn, Germany
(a development stage company)

Statements of Changes in Stockholders' Equity (Deficiency) based on US-GAAP
for the year ended December 31, 2005 and
the period March 31, 2004 (Inception) to December 31, 2004

	Subscribed capital		Capital surplus	Deficit accumulated during the development stage	Accumulated other comprehensive Income (Loss)	total
	Number of shares	Par value USD	USD	USD	USD	USD
March 31, 2004		**0**	**0**	**0**	**0**	**0**
Net loss		0	0	(51.749)	0	(51.749)
Increase in subscribed capital	50.000	68.350	0	0	0	68.350
Additional paid-in capital		0	0	0	0	0
Foreign currency translation adjustment		0	0	0	(5.150)	(5.150)
December 31, 2004	**50.000**	**68.350**	**0**	**(51.749)**	**(5.150)**	**11.451**
Net loss		0	0	(777.601)	0	**(777.601)**
Increase in subscribed capital		0	0	0	0	**0**
Additional paid-in capital		0	0	0	0	**0**
Foreign currency translation adjustment		0	0		35.030	**35.030**
December 31, 2005	**50.000**	**68.350**	**0**	**(829.350)**	**29.880**	**(731.120)**

The accompanying notes are part of these financial statements.

VitaVea AG,
Neukirchen-Vluyn, Germany
(a development stage company)

Notes

of the year ended December 31, 2005 and
the period ended December 31, 2004

based on US-GAAP

(converted into USD)

Table of Contents

I. General Information

1. General information on the company

VitaVea AG, Neukirchen-Vluyn, Germany ("VitaVea" or "Company"), was established on March 31, 2004 (No. 500 of the Deed Register for 2004 of the Notary Dr. Christian Lettmann, Moers) with a nominal share capital of Euro 50,000 (USD 68,350). The capital contributions were as follows:

Name	Share of subscribed capital in USD	Share of subscribed capital in %
Birka Markhoff, Kamp-Lintfort	68,350	100.00
	68,350	100.00

The Company has been registered with the District Court [Amtsgericht] of Kleve under No. HRB 6339 since June 30, 2004.

The Company's financial year corresponds to the calendar year.

2. VitaVea's activities

VitaVea's business comprises the production and distribution of nutrition supplements. The primary product is labeled "Mentalvit".

The Company is also in possession of a patent in the area of lowering blood sugars. By means of this patent it is intended to develop approved medication as soon as possible.

Furthermore the Company intends to acquire shares in other companies in the field of nutrition supplements/wellness-products. This is supposed to broaden the company's product range. Also, it is intended to use existing distribution channels and establish new contacts for VitaVea's products.

The potential customers targeted with the products of VitaVea are well-to-do and health-conscious older people. Due to the demographic development in Germany, the potential customer group has been and still is steadily growing. There is a well established market for high-quality nutrition supplements like "Mentalvit".

In order to quickly penetrate the targeted markets, the Company will discontinue the direct distribution of its products and start selling via discounters and so-called teleshops.

3. Risks and non-calculable aspects

As a mere trading company with no significant stock-keeping, the business risk is rather straightforward.

It will need to be seen, whether the newly developed presentation of the product will hold up in the market. Insofar the usual risks of market launches and presentations of new or modified products apply.

Another risk lies in assuring the quality of the products by the producers. It has to be guaranteed that the substantial regulations in the area of aliment and medication-like products are abided by.

The Company is considered to be a development stage company as it has not generated significant revenue from operations.

4. Going Concern

The financial statements as of and for the year ended December 31, 2005 were prepared under the assumption that the Company will continue as a going concern.

Even though the stockholders' equity is negative due to the Company's substantial operating losses in its development, funding of its operations in the short-term is assured by loans received.

However, the Company's ability to continue as a going concern and its continued operations are dependent on the Company's ability to obtain sufficient liquid funds, either through further equity financing or outside capital until its operations become profitable.

5. Basis for preparing the accounts

General

The financial statements of VitaVea for the year ended December 31, 2005, have been prepared in accordance with Generally Accepted Accounting Principles in the United States of America ("US-GAAP").

The previous period's Statements for the period from March 31, 2004 until December 31, 2004, were also prepared on the basis of US-GAAP. Since the Company was only established on March 31, 2004, giving rise to a short financial year to December 31, 2004, it is not possible to compare the Financial Statements for the year ended December 31, 2005, with the previous year's Statements.

The Financial Statements have been drawn up in Euro and converted into USD. All balance sheet items are translated at the rate prevailing at the balance sheet date. The Statements of Operations and Comprehensive Loss were translated at the average rate during the fiscal year for reasons of simplification. Exchange rate

fluctuations affecting stockholder's equity as well as currency translation differences from the use of different exchange rates are reported under other comprehensive income / (loss) as an adjustment item for foreign currency translation.

Method of presentation

The historical cost of acquisition or production is generally used as the valuation basis for assets and debts. Assets are capitalized if all the basic opportunities and risks associated with their use are attributable to VitaVea. The accounting principles and valuation methods are explained at the relevant balance sheet items.

The Balance Sheet is divided into long-term and current items. The Statement of Operations and Comprehensive Loss is presented using the cost of sales format. The composition of individual items in the Balance Sheet and Statement of Operations and Comprehensive Loss is explained in the Notes.

Estimates

Preparation of the financial statements requires estimates and assumptions related to the reported amounts of the assets, liabilities and contingent assets and liabilities at the date of the balance sheet, as well as the reported amounts of revenues and expenses for the period. Although these estimates and assumptions were made with the greatest of care on the basis of all available information, the actual results may diverge from them.

Segment reporting

VitaVea was established in March 2004. Its structures and internal organization are currently being developed. Only minor turnovers have so far been achieved. Since direct distribution failed to generate substantial turnovers, it has been discontinued. Because new distribution channels are currently being established, no segment reporting for 2004 and 2005 has been prepared.

II. Accounting and valuation principles

1. Intangible assets

Intangible assets are capitalized if identifiable and it is probable that a future economic benefit is associated with the use of the asset. They are carried at cost of acquisition. Intangible assets with estimable useful lives are amortized on a straight-line basis over their respective estimated useful lives of up to 20 years to their estimated residual values; they are always reviewed for impairment whenever events or changed circumstances indicate that the book value of the asset may not be recoverable.

Capitalized intangible assets with an indefinite useful life are examined for impairment at least once a year, until such time as it is determined that the useful life is no longer indefinite.

Costs of internally developed intangible assets that are not specifically identifiable, that have indeterminate lives or that are inherent in a continuing business, related to an entity as a whole, are recognized as expense when incurred.

2. Office and other equipment

Office and other equipment is carried at cost of acquisition or production, and is depreciated as follows over their expected useful lives:

Balance sheet item	Depreciation method	Depreciation period
Technical equipment and machinery	straight-line method	4 - 8 years
Other and office equipment	straight-line method	3 - 10 years

The cost of acquisition of office and other equipment consists of the purchase price including incidental acquisition costs. If equipment is sold or withdrawn, its cost of acquisition and cumulated depreciation is eliminated from the Balance Sheet, and the profit or loss arising from their sale is recorded in the Statement of Income.

The expected useful lives and the methods of depreciation are reviewed in each period in order to ensure that the method of depreciation and period of depreciation are in accord with the expected economic benefit derived from the office and other equipment.

3. Impairment of assets

Equipment and intangible assets are reviewed for impairment whenever events or changed circumstances indicate that the book value of an asset may not be recoverable. The economic value of an asset to be held and used is measured by comparing the book value with the estimated future undiscounted cash flows that are expected to be generated by the asset. If the book value of the asset exceeds the estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the book value of the asset exceeds the fair value of the asset.

4. Receivables and other assets

Accounts receivable and other assets are carried at their nominal amount and, if associated with identifiable risks, reduced by a specific allowance for doubtful accounts.

5. Inventories

Merchandise inventories are capitalized at cost of acquisition, including purchase related costs. Physical stock-taking takes place annually. A valuation allowance is booked for slow-moving and other value-impaired goods.

6. Cash and cash equivalents

Cash and cash equivalents considers cash on hand and cash at bank and all highly liquid investments with original maturities of three month or less to be cash and cash equivalents. They are always valued at nominal value.

7. Deferred taxes

Deferred tax assets and liabilities are recognized for future implications arising from temporary differences between the Financial Statement carrying amount of existing assets and liabilities and their respective value in the balance sheet for tax purpose. Deferred tax assets and liabilities are measured using the statutory tax rates that are likely to apply in the years in which adjustment of these differences is expected. A valuation allowance is recorded to reduce the carrying amount of the deferred tax assets unless it is more likely than not that such assets will be realized. Deferred tax assets also include eligibility for tax reduction arising from the expected usage of net operating losses carried forward in subsequent years and whose realization is more likely than not. The assessment and valuation of the deferred tax assets is reviewed on each balance sheet date and treated in the light of current estimates.

8. Accrued Liabilities

Other accrued liabilities are recorded if there is an obligation to third parties, the availment of which is probable and if the expected level of the required provision amount can be estimated reliably. If new findings come to light or circumstances change, the other liabilities are routinely adjusted.

9. Liabilities

Liabilities are carried at their repayment amount. In so far as the disbursement amount of an obligation is less than the repayment amount, the liability is entered on the liabilities side at the lower amount paid; the discount is reported separately from the repayment amount.

10. Revenues

Revenues are realized when a definitive contract is in place, the goods have been delivered or the service has been provided, and the sales price is fixed or can be fixed.

Since the Company is in the start-up phase, only minor revenues have so far been generated.

11. Selling expenses

Advertising costs and other expenditure on selling and marketing are recognized directly as affecting net income.

12. Research & Development expenses

Expenditure on Research & Development is also recognized directly as affecting net income. VitaVea is currently not engaged in Research & Development activities.

III. Notes to the Balance Sheets

1. Cash and cash equivalents

Liquid funds involve cash at bank and cash on hand. The change in cash is presented in the Company's Statement of Cash Flows.

	12/31/2005	12/31/2004
	USD	USD
Short-term loans receivable; time deposit	960,903	0
Cash at bank	184,964	7,514
Cash on hand	7,594	372
Cash and cash equivalents in the Balance Sheet and Statement of Cash Flows	1,153,461	7,886

Liquid funds are reported on the Balance Sheet at nominal value. For the purposes of the Statement of Cash Flows, liquid funds include cash, bank deposits that are available at any time, and other current liquid financial investments with an original term to maturity of not more than three months, such as short-term loans receivable.

There are no restrictions on the use of these credit balances.

2. Receivables and other assets

As in the previous year, the terms to maturity of all the receivables and other assets are less than one year. It was not necessary to allow doubtful accounts.

	12/31/2005	12/31/2004
	USD	USD
Accounts receivable	0	306
Other assets	125,162	7,326
	125,162	7,632

Other assets as of 12/31/2005 consist of the following:

	12/31/2005
	USD
VAT	63,848
Receivables from shareholder	44,228
Deposits	5,905
Other receivables	11,181
	125,162

3. Inventories

In 2004 no physical stock-taking took place. Inventories were estimated to amount to a value of USD 20,505. In 2005, inventory was physically taken. Due to substantial quality impairments, the value of the inventories was reduced to zero.

In the year ended December 31, 2005 an impairment loss of USD 37,902 was recorded and charged to the statement of operations.

	12/31/2005	12/31/2004
	USD	USD
Merchandise goods	0	20,505
	0	20,505

4. Office and other equipment

The composition of equipment at December 31, 2005 is shown in the following investment statement.

	Office and other equipment	Total
	USD	USD
Cost of acquisition		
Balance as of January 1, 2005	0	0
Additions	796	796
Balance as of December 31, 2005	796	796
Accumulated depreciation		
Balance as of January 1, 2005	0	0
Depreciation for the year 2005	44	44
Balance as of December 31, 2005	44	44
Book value as of December 31, 2005	752	752
Book value as of January 1, 2005	0	0

Additions to office and other equipment mainly involved the acquisition costs of computers and related accessories.

5. Intangible assets

The composition of intangible assets at December 31, 2005 is shown in the following investment statement:

	Licenses, patents	Total
	USD	USD
Cost of acquisition		
Balance as of January 1, 2005	0	0
Additions	29,655	29,655
December 31, 2005	29,655	29,655
Accumulated amortization and value reductions		
Balance as of January 1, 2005	0	0
Amortization for the year 2005	2,470	2,470
Balance as of December 31, 2005	2,470	2,470
Book value as of December 31, 2005	27,185	27,185
Book value as of January 1, 2005	0	0

This item consists solely of the cost of acquisition of one patent. The patent is amortized over the period of patent protection of eight years.

6. Deferred tax assets

Deferred tax assets represent the pecuniary advantage of future tax savings due to existing losses carried forward. Since the Company is still in the start-up phase, it is uncertain that future profits will make the full use of those tax advantages possible. A valuation allowance amounting to 100% of the tax asset's value is therefore booked at the cut-off date.

	12/31/2005	12/31/2004
	USD	USD
Deferred tax assets:		
Net of operating loss carry forward	306,372	20,390
Valuation allowance	(306,372)	(20,390)
	0	0

German tax loss carry forwards do not expire after a certain time.

7. Trade and other liabilities

Liabilities consist of the following:

	12/31/2005	12/31/2004
	USD	USD
Trade accounts payable	103,404	212
Other liabilities	18,401	14,791
	121,805	15,003

All liabilities have a residual term to maturity of up to one year.

Other liabilities are classified as follows:

	12/31/2005	12/31/2004
	USD	USD
Interest on long-term loans	17,914	0
Payroll and church tax	292	595
Social benefits	195	526
Other liabilities	0	13,670
	18,401	14,791

8. Accrued liabilities

Accrued liabilities at December 31,2005 consist of provisions for the preparation (USD 2,373) and auditing (USD 20,167) of the financial statements.

These are exclusively short-term provisions.

9. Long-term liabilities

Long term liabilities comprise numerous small subordinate loans payable to various creditors totaling USD 1,893,335 (Euro 1,596,000). The loans bear a guaranteed interest of 4 % p.a. and a participation in the company's profits of up to 3 % of the nominal value of the loans. The loans can be withdrawn at the end of each financial year, at the earliest at December 31, 2006.

10. Stockholders' Equity (Deficit)

Stockholders' Equity (Deficit) comprises the following items:

	12/31/2005 USD	12/31/2004 USD
Subscribed capital	68,350	68,350
Deficit accumulated during the development stage	(829,350)	(51,749)
Accumulated other comprehensive income	29,880	(5,150)
	(731,120)	11,451

The Company´s Articles of Association allow it to issue up to 50,000 shares of common stock, par value of EUR 1.00.

On March 31, 2004 the Company issued 50,000 shares of common stock for total proceeds of USD 68,350 (EUR 50,000).

With the approval of Supervisory Board, the Board of Directors is authorized to increase the number of shares by multiples of 25,000 common shares up to March 31, 2009.

We also refer to Appendix 4 to the Financial Statements for details of the stockholders' Equity (Deficit).

IV. Notes to the Statements of Operations and Comprehensive Loss

1. Cost of goods sold

	Year ended 12/31/2005 USD	Inception (03/31/2004) - 12/31/2004 USD
Impairment loss on inventories	37,902	0
Net purchase	16,502	29,958
(Decrease) in inventories	(21,099)	(18,650)
	33,305	11,308

2. General & administrative expenses

	Year ended 12/31/2005 USD	Inception (03/31/2004) - 12/31/2004 USD
Consulting fees	78,341	13,559
Personnel expenses	16,623	15,567
Services	7,046	329
Leasing expense	4,047	3,061
Telephone, postage, office supplies	896	387
Miscellaneous	9,304	2,566
	116,257	35,469

3. Other selling & marketing expenses

	Year ended 12/31/2005 USD	Inception (03/31/2004) -12/31/2004 USD
Advertising & Consulting	446,103	1,148
Sales Commissions	161,824	0
Personnel expenses	16,622	15,564
	624,549	16,712

4. Income taxes

Paid or owed taxes on income, as well as deferred taxes, are reported as income tax. The income tax expense consists of the following:

	Year ended 12/31/2005	Inception (03/31/2004) - 12/31/2004
	USD	USD
Current tax expense	6	0
Reported income tax yield	6	0

The Company is subject to a federal corporation tax rate of 25% on taxable income, plus a solidarity surcharge of 5.5% on the tax liability. The Company is also subject to trade tax on income; this tax is deducted when calculating the income for corporation tax purposes. The effective rate of trade tax for 2004 and 2005 is 17.7%, taking into account a collection rate of 430%. This produces an effective total tax rate of 39.4%.

The current tax gains have to be compared with the tax expenditures that would have been produced notionally if the applicable tax rates had been applied to the reported net income before taxes.

	Year ended 12/31/2005	Inception (03/31/2004) - 12/31/2004
	USD	USD
Loss before income taxes	(777,595)	(51,749)
Expected income tax expense	0	0
Increase in deferred tax asset (tax loss x 39.4%)	306,372	20,390
Valuation allowance	(306,372)	(20,390)
Tax withheld from interest income	6	0
Actual income tax expense	6	0

Deferred tax assets exclusively involve tax advantages from the use of losses carried forward. The valuation allowance is booked because of uncertainties concerning the recoverability of the tax advantages.

V. Notes to the Statements of Cash Flows

Non-cash Transactions

There have been no investing and financing transactions not affecting payments in the financial periods 2004 and 2005.

VI. Other information

1. Contingent liabilities and assets

Other financial obligations resulting from tenancy and leasing agreements total USD 6,597 (December 31, 2004: USD 0). The residual terms to maturity are less than one year. (December 31, 2004: 0).

2. Related Party Transactions

	12/31/2005	12/31/2004
	USD	USD
Receivable from shareholders	44,228	0

These balances exclusively involves loan arrangements with an interest rate of 8.5 % p.a. and terms to maturity of up to one year.

3. Subsequent Events

By contract dated January 18, 2006 (notarized by the Notary Curt Noél, Duisburg-Meiderich, No. 59 of the deed register for 2006) Mrs. Marckhoff transferred 50,000 shares to WKB Beteiligungsgesellschaft mbH ("WKB"), registered with the District Court [Amtsgericht] of Duisburg under No. HRB 17370. Consequently, the WKB now holds 100% of the shares.

By written consent of the financial authorities, dated March 17, 2006, the shareholders' meeting on March 29, 2006 (minutes thereof prepared by the Notary Curt Noél, Duisburg-Meiderich, No. 248 of the deed register for 2006) decided on an alternative financial year. The financial year now begins November 1 and ends October 31. For 2006 a short financial year arises, which begins January 1, 2006 and ends October 31, 2006.

In order to achieve the intended acquisitions of subsidiaries, a brokerage agreement with IMR GmbH has been entered into. Regarding this agreement the Company will have to pay in total EUR 200.000 in the year 2006 in the case of promising brokerage activities.

4. Members of the Board of Directors

Mr. Roger Lière, Sonsbeck, CEO

In the year ended December 31, 2005 a total of about USD 8,714 (period ended December 31, 2004: USD 0) was spent on remuneration for members of senior management.

5. Members of the Supervisory Board

The supervisory board 2005 consisted of the following persons:

Chairman Mr. Günter Dölcken, Medical representative, Moers

Mr. Dr. Harald Kapell, Physician, Moers

Mr. Walter Krahl, Manager

All members of the supervisory board stepped down from their positions in June 2006. As the new supervisory board the shareholders' meeting on July 19, 2006 appointed the following persons:

Mr. Hans Büdding, Wesel

Mrs. Birka Marckhoff, Kamp-Lintfort

Mr. Ralf Victor, Wuppertal

VitaVea AG

____
Roger Lière
CEO

Neukirchen-Vluyn, Germany

AUDITORS´ REPORT IN ACCORDANCE WITH THE STANDARDS Of THE PCAOB

To the shareholders of VitaVea AG, Neukirchen-Vluyn, Germany:

We have audited the accompanying balance sheets of VitaVea AG as of December 31, 2005 and 2004, and the related statements of operations and comprehensive loss, stockholders' equity (deficiency), and cash flows for the year ended December 31, 2005 and the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the year ended December 31, 2005 and the period ended December 31, 2004 in conformity with US generally accepted accounting principles.

Düsseldorf, July 26, 2006

RSM Haarmann Hemmelrath GmbH
Wirtschaftsprüfungsgesellschaft (Auditors)
Steuerberatungsgesellschaft (Tax Advisors)